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                                                                     Exhibit 4.1

                        INCORPORATED UNDER THE LAWS OF
                             THE STATE OF MARYLAND


 NUMBER                                                                  SHARES

________                                                                ________

                              HCNB BANCORP, INC.

                  9,000,000 Shares of Common Stock Authorized


THIS CERTIFIES That                 is the registered holder of
shares of common stock of the par value of $0.01 per share of HCNB Bancorp, Inc. transferable only on the books of the corporation by the holder hereof in person or by Attorney duly authorized upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed
this            day of         A.D. 19        .

_________________________                              _________________________
President                                              Secretary

[SEAL]

                          Shares $0.01 Par Value Each

REVERSE SIDE

     For value received, _________ hereby sell, assign and transfer unto (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE AND PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) _________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________________

In presence of

______________________________                         _________________________